Exhibit 4.2

CHEETAH MOBILE INC.

Number	Class A Ordinary Share(s)
-[no. of shares]-

Incorporated under the laws of the Cayman Islands

Share capital is the aggregate of

US$250,000 divided into 10,000,000,000 Shares comprising of

(i) 7,600,000,000 Class A Ordinary Shares of a par value of US$0.000025 each;

(ii) 1,400,000,000 Class B Ordinary Shares of a par value of US$0.000025 each and

(iii) 1,000,000,000 Shares of a par value of US$0.000025 each

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the      day of              2014 by:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called CHEETAH MOBILE INC.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor